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                                                                    EXHIBIT 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-47696) of our report dated March 16, 2001 on our audits of the consolidated financial statements of E-xact Transactions Ltd. as of December 31, 2000 and 1999, which report is included in the Annual Report on Form 10-Ksb of E-xact Transactions Ltd. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
April 16, 2001